Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contact: Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports Record First Quarter EPS from Continuing Operations

•	Adjusted EPS from continuing operations was $0.75, a record for first quarter results and an increase of 10% compared to the year-ago period

•	On a GAAP basis, first quarter 2014 EPS from continuing operations was $0.79, up 16% compared to the first quarter of 2013

•	Total revenue of $4.4 billion, up 7% compared to the year-ago period, increasing across all major business sectors; operating income of $189 million, an increase of 12% compared to the year-ago period

FORT LAUDERDALE, Fla., (April 17, 2014) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported 2014 first quarter adjusted net income from continuing operations of $91 million, or $0.75 per share, compared to net income from continuing operations of $83 million, or $0.68 per share, for the same period in the prior year, a 10% improvement on a per-share basis. On a GAAP basis, first quarter 2014 net income from continuing operations was $96 million, or $0.79 per share. Reconciliations of non-GAAP financial measures are included in the attached financial tables.
2014 first quarter revenue totaled $4.4 billion, compared to $4.1 billion in the year-ago period, an increase of 7%, driven by stronger performance in all business sectors - new vehicles, used vehicles, parts and service, and finance and insurance. In the first quarter of 2014, AutoNation’s retail new vehicle unit sales increased 4% on a same store basis and 6% overall.
Mike Jackson, Chairman and Chief Executive Officer, said, “AutoNation delivered solid growth in EPS and operating income in the first quarter of 2014 compared to the prior year, driven by gross profit growth in all of our business sectors. We continue to expect U.S. industry new vehicle unit sales to increase 3% to 5%, bringing U.S. industry new vehicle sales above 16 million units in 2014.”
During the first quarter of 2014, AutoNation repurchased 2.4 million shares of common stock for an aggregate purchase price of $115.7 million. As of April 16, 2014, AutoNation has approximately $400 million remaining Board authorization for share repurchase and 119 million shares outstanding.
Segment results(1) for the first quarter of 2014 were as follows:

•	Domestic – Domestic segment income(2) was $64 million compared to year-ago segment income of $59 million, an increase of 9%.

•	Import – Import segment income(2) was $65 million compared to year-ago segment income of $71 million, a decrease of 8%.

•	Premium Luxury – Premium Luxury segment income(2) was $83 million compared to year-ago segment income of $69 million, an increase of 21%.
The first quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time or on AutoNation’s investor relations website at investors.autonation.com.
The webcast will also be available on our website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on April 17, 2014, through April 24, 2014 by calling (800) 839-2314 (password 75300).

(1)
AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Chrysler; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Nissan, and Hyundai; and the

Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, and Audi.

(2)	Segment income for each of our segments is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation is transforming the automotive retail industry through bold leadership. We deliver a superior automotive retail experience through our customer-focused sales and service processes. Owning and operating 270 new vehicle franchises, which sell 33 new vehicle brands across 15 states, AutoNation is America’s largest automotive retailer, with state-of-the-art operations and the ability to leverage economies of scale that benefit the customer. As an indication of our leadership position in our industry, AutoNation is a component of the S&P 500 Index.
Please visit investors.autonation.com, www.autonation.com, www.twitter.com/autonation, www.twitter.com/CEOMikeJackson, www.facebook.com/autonation, and www.facebook.com/CEOMikeJackson, where AutoNation discloses additional information about the Company, its business, and its results of operations.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "continues," "may," "will," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our expectations for the future performance of our franchises and the automotive retail industry, as well as statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; economic conditions generally; conditions in the credit markets and changes in interest rates; the success and financial viability of vehicle manufacturers and distributors with which we hold franchises; factors affecting our goodwill and other intangible asset impairment testing; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
NON-GAAP FINANCIAL MEASURES
This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and earnings per share from continuing operations, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company's disclosure, provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company's results from its core business operations.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
($ in millions, except per share data)

	Three Months Ended March 31,
	2014	2013
Revenue:
New vehicle	$2,428.6	$2,257.7
Used vehicle	1,049.7	1,009.7
Parts and service	671.0	636.6
Finance and insurance, net	172.4	155.6
Other	41.8	36.8
Total revenue	4,363.5	4,096.4
Cost of sales:
New vehicle	2,282.7	2,116.0
Used vehicle	955.4	923.7
Parts and service	384.3	364.3
Other	33.7	28.4
Total cost of sales	3,656.1	3,432.4
Gross profit	707.4	664.0
Selling, general and administrative expenses	500.7	473.3
Depreciation and amortization	25.6	22.7
Other income, net	(8.0)	(1.4)
Operating income	189.1	169.4
Non-operating income (expense) items:
Floorplan interest expense	(13.2)	(12.9)
Other interest expense	(21.6)	(22.3)
Interest income	—	0.1
Other income, net	1.5	1.6
Income from continuing operations before income taxes	155.8	135.9
Income tax provision	60.3	52.7
Net income from continuing operations	95.5	83.2
Loss from discontinued operations, net of income taxes	(0.4)	(0.2)
Net income	$95.1	$83.0
Diluted earnings (loss) per share*:
Continuing operations	$0.79	$0.68
Discontinued operations	$—	$—
Net income	$0.78	$0.67
Weighted average common shares outstanding	121.3	123.0
Common shares outstanding, net of treasury stock, at period end	119.4	121.3

* Earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2014	2013	$ Variance	% Variance
Revenue:
New vehicle	$2,428.6	$2,257.7	$170.9	7.6
Retail used vehicle	945.8	899.2	46.6	5.2
Wholesale	103.9	110.5	(6.6)	(6.0)
Used vehicle	1,049.7	1,009.7	40.0	4.0
Finance and insurance, net	172.4	155.6	16.8	10.8
Total variable operations	3,650.7	3,423.0	227.7	6.7
Parts and service	671.0	636.6	34.4	5.4
Other	41.8	36.8	5.0
Total revenue	$4,363.5	$4,096.4	$267.1	6.5
Gross profit:
New vehicle	$145.9	$141.7	$4.2	3.0
Retail used vehicle	92.8	83.4	9.4	11.3
Wholesale	1.5	2.6	(1.1)
Used vehicle	94.3	86.0	8.3	9.7
Finance and insurance	172.4	155.6	16.8	10.8
Total variable operations	412.6	383.3	29.3	7.6
Parts and service	286.7	272.3	14.4	5.3
Other	8.1	8.4	(0.3)
Total gross profit	707.4	664.0	43.4	6.5
Selling, general and administrative expenses	500.7	473.3	(27.4)	(5.8)
Depreciation and amortization	25.6	22.7	(2.9)
Other income, net	(8.0)	(1.4)	6.6
Operating income	189.1	169.4	19.7	11.6
Non-operating income (expense) items:
Floorplan interest expense	(13.2)	(12.9)	(0.3)
Other interest expense	(21.6)	(22.3)	0.7
Interest income	—	0.1	(0.1)
Other income, net	1.5	1.6	(0.1)
Income from continuing operations before income taxes	$155.8	$135.9	$19.9	14.6
Retail vehicle unit sales:
New	71,223	67,159	4,064	6.1
Used	52,136	50,505	1,631	3.2
	123,359	117,664	5,695	4.8
Revenue per vehicle retailed:
New	$34,099	$33,617	$482	1.4
Used	$18,141	$17,804	$337	1.9
Gross profit per vehicle retailed:
New	$2,048	$2,110	$(62)	(2.9)
Used	$1,780	$1,651	$129	7.8
Finance and insurance	$1,398	$1,322	$76	5.7
Total variable operations(1)	$3,333	$3,235	$98	3.0

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended March 31,
	2014 (%)	2013 (%)
Revenue mix percentages:
New vehicle	55.7	55.1
Used vehicle	24.1	24.6
Parts and service	15.4	15.5
Finance and insurance, net	4.0	3.8
Other	0.8	1.0
	100.0	100.0
Gross profit mix percentages:
New vehicle	20.6	21.3
Used vehicle	13.3	13.0
Parts and service	40.5	41.0
Finance and insurance	24.4	23.4
Other	1.2	1.3
	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	6.0	6.3
Used vehicle - retail	9.8	9.3
Parts and service	42.7	42.8
Total	16.2	16.2
Selling, general and administrative expenses	11.5	11.6
Operating income	4.3	4.1
Operating items as a percentage of total gross profit:
Selling, general and administrative expenses	70.8	71.3
Operating income	26.7	25.5

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended March 31,
	2014	2013	$ Variance	% Variance
Revenue:
Domestic	$1,473.0	$1,378.0	$95.0	6.9
Import	1,549.4	1,503.7	45.7	3.0
Premium luxury	1,306.4	1,172.9	133.5	11.4
Total segment revenue	4,328.8	4,054.6	274.2	6.8
Corporate and other	34.7	41.8	(7.1)	(17.0)
Total consolidated revenue	$4,363.5	$4,096.4	$267.1	6.5

*Segment income
Domestic	$63.8	$58.6	$5.2	8.9
Import	65.4	71.0	(5.6)	(7.9)
Premium luxury	83.3	68.8	14.5	21.1
Total segment income	212.5	198.4	14.1	7.1
Corporate and other	(36.6)	(41.9)	5.3
Add: Floorplan interest expense	13.2	12.9	0.3
Operating income	$189.1	$169.4	$19.7	11.6

* Segment income for each of our segments is defined as operating income less floorplan interest expense

Retail new vehicle unit sales:
Domestic	23,815	22,544	1,271	5.6
Import	34,925	33,032	1,893	5.7
Premium luxury	12,483	11,583	900	7.8
	71,223	67,159	4,064	6.1

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended
	March 31,
	2014 (%)	2013 (%)
Domestic:
Ford, Lincoln	17.7	18.3
Chevrolet, Buick, Cadillac, GMC	10.0	10.3
Chrysler, Jeep, Dodge	5.7	5.0
Domestic total	33.4	33.6
Import:
Honda	11.4	11.1
Toyota	19.0	20.1
Nissan	11.6	11.0
Other imports	7.1	7.0
Import total	49.1	49.2
Premium Luxury:
Mercedes-Benz	7.5	7.4
BMW	4.6	4.7
Lexus	2.6	2.2
Audi	1.0	1.2
Other premium luxury (Land Rover, Porsche)	1.8	1.7
Premium Luxury total	17.5	17.2
	100.0	100.0

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended March 31,
	2014	2013
Capital expenditures (1)	$34.9	$23.1
Cash paid for acquisitions	$—	$2.8
Proceeds from exercises of stock options	$15.3	$7.9
Stock repurchases:
Aggregate purchase price	$115.7	$2.2
Shares repurchased (in millions)	2.4	0.1

Floorplan Assistance and Expense	Three Months Ended March 31,
	2014	2013	Variance
Floorplan assistance earned (included in cost of sales)	$24.0	$18.6	$5.4
New vehicle floorplan interest expense	(12.7)	(12.3)	(0.4)
Net new vehicle inventory carrying benefit	$11.3	$6.3	$5.0

Balance Sheet and Other Highlights	March 31, 2014	December 31, 2013	March 31, 2013
Cash and cash equivalents	$69.2	$69.2	$46.3
Inventory	$2,712.0	$2,827.2	$2,499.8
Total floorplan notes payable	$2,844.2	$3,029.0	$2,541.0
Non-vehicle debt	$1,803.9	$1,839.9	$1,957.3
Equity	$2,068.9	$2,061.7	$1,786.6

New days supply (industry standard of selling days)	61 days	62 days	62 days
Used days supply (trailing calendar month days)(2)	31 days	35 days	29 days

Key Credit Agreement Covenant Compliance Calculations
Ratio of funded indebtedness/
Adjusted EBITDA		2.16x
Covenant	less than	3.75x

Ratio of funded indebtedness including floorplan/
Total capitalization including floorplan		56.4%
Covenant	less than	65.0%

(1) Includes accrued construction in progress and excludes property acquired under capital leases.
(2) As of December 31, 2013, we have revised our method of calculating new vehicle days supply to exclude fleet sales and in-transit inventory. We have revised prior periods to conform to our revised method of calculation.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations*	Three Months Ended March 31,
	Net Income		Diluted Earnings Per Share**
	2014	2013	2014	2013
As reported	$95.1	$83.0	$0.78	$0.67
Discontinued operations, net of income taxes	0.4	0.2	$—	$—
From continuing operations, as reported	95.5	83.2	$0.79	$0.68
Net gain related to business/property dispositions	(5.0)	—	$(0.04)	$—
Adjusted	$90.5	$83.2	$0.75	$0.68

*	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
**	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2014	2013	$ Variance	% Variance
Revenue:
New vehicle	$2,388.2	$2,257.7	$130.5	5.8
Retail used vehicle	931.5	899.2	32.3	3.6
Wholesale	102.0	110.5	(8.5)	(7.7)
Used vehicle	1,033.5	1,009.7	23.8	2.4
Finance and insurance, net	170.0	155.6	14.4	9.3
Total variable operations	3,591.7	3,423.0	168.7	4.9
Parts and service	660.5	636.6	23.9	3.8
Other	40.6	36.8	3.8
Total revenue	$4,292.8	$4,096.4	$196.4	4.8

Gross profit:
New vehicle	$143.6	$141.7	$1.9	1.3
Retail used vehicle	91.4	83.4	8.0	9.6
Wholesale	1.4	2.6	(1.2)
Used vehicle	92.8	86.0	6.8	7.9
Finance and insurance	170.0	155.6	14.4	9.3
Total variable operations	406.4	383.3	23.1	6.0
Parts and service	282.3	272.3	10.0	3.7
Other	8.0	8.4	(0.4)
Total gross profit	$696.7	$664.0	$32.7	4.9

Retail vehicle unit sales:
New	69,724	67,159	2,565	3.8
Used	51,111	50,505	606	1.2
	120,835	117,664	3,171	2.7

Revenue per vehicle retailed:
New	$34,252	$33,617	$635	1.9
Used	$18,225	$17,804	$421	2.4

Gross profit per vehicle retailed:
New	$2,060	$2,110	$(50)	(2.4)
Used	$1,788	$1,651	$137	8.3
Finance and insurance	$1,407	$1,322	$85	6.4
Total variable operations(1)	$3,352	$3,235	$117	3.6

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended March 31,
	2014 (%)	2013 (%)
Revenue mix percentages:
New vehicle	55.6	55.1
Used vehicle	24.1	24.6
Parts and service	15.4	15.5
Finance and insurance, net	4.0	3.8
Other	0.9	1.0
	100.0	100.0
Gross profit mix percentages:
New vehicle	20.6	21.3
Used vehicle	13.3	13.0
Parts and service	40.5	41.0
Finance and insurance	24.4	23.4
Other	1.2	1.3
	100.0	100.0
Operating items as a percentage of revenue:
Gross Profit:
New vehicle	6.0	6.3
Used vehicle - retail	9.8	9.3
Parts and service	42.7	42.8
Total	16.2	16.2